Exhibit (a)(1)(vi)

        NOTICE OF GUARANTEED DELIVERY
for Tender of Shares of Common Stock
of
Aftermarket Technology Corp.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the tender offer of Aftermarket Technology Corp. if you want to tender your shares but:

  •
  your certificates for the shares are not immediately available or cannot be delivered to the Depositary by the expiration of the tender offer;

  •
  you cannot comply with the procedure for book-entry transfer by the expiration of the tender offer; or

  •
  your other required documents cannot be delivered to the Depositary by the expiration of the tender offer,

you can still tender your shares if you comply with the guaranteed delivery procedure described in Section 3.

        This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by hand, mail, overnight courier or by facsimile transmission prior to the expiration date. See Section 3 of the Offer to Purchase dated December 16, 2003 (the "Offer to Purchase").

Deliver to:

American Stock Transfer and Trust Company

the Depositary for the Tender Offer

By Registered or Certified Mail:	By Overnight Courier:	By Hand:
59 Maiden Lane (plaza level) New York, NY 10038 Attn: Reorg. Dept.	6201 15th Ave. Brooklyn, NY 11219 Attn: Reorg. Dept. 3rd Fl.	59 Maiden Lane (plaza level) New York, NY 10038 Attn: Reorg. Dept.
By Facsimile Transmission: (718) 234-2001	By Confirmation Receipt of Facsimile Transmission: (by Telephone only) (212) 936-5100

        For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the expiration of the tender offer. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Aftermarket Technology Corp., the Dealer Manager or the Information Agent will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Depository Trust Company will not constitute valid delivery to the Depositary.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Aftermarket Technology Corp. ("Aftermarket"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated December 16, 2003, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock of Aftermarket, $0.01 par value per share, listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

        Number of shares to be tendered:

                         shares

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE
BEING TENDERED
(See Instruction 5 of the Letter of Transmittal)

(1)    SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

        By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered At Price Determined By Stockholder," the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Aftermarket Technology Corp. in accordance with the terms of the tender offer.

☐
The undersigned wants to maximize the chance of having Aftermarket accept for purchase all of the shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Aftermarket in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $13.00 per share.

OR

(2)    SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered At Price Determined Under The Tender Offer," the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by Aftermarket for the shares is less than the purchase price checked below. A stockholder who desires to tender shares at more than one purchase price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one purchase price.

☐	$13.00	☐	$14.00	☐	$15.00
☐	$13.25	☐	$14.25	☐	$15.25
☐	$13.50	☐	$14.50	☐	$15.50
☐	$13.75	☐	$14.75	☐	$15.75

CONDITIONAL TENDER
(See Instruction 6 of the Letter of Transmittal)

        Subject to the exception for odd lot holders, in the event of an over-subscription of the tender offer, shares tendered at or below the purchase price prior to the expiration date will be subject to proration. A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered pursuant to the Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless Aftermarket purchases the minimum number of shares indicated below in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the tendering stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and Aftermarket urges stockholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐
Minimum number of shares that must be purchased, if any are purchased:

                         shares.

        If, because of proration, the minimum number of shares designated will not be purchased, Aftermarket may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

☐
The tendered shares represent all shares held by the undersigned.

ODD LOTS
(See Instruction 9 of the Letter of Transmittal)

        To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on December 16, 2003, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares.

The undersigned either (CHECK ONE BOX):

☐
is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (CHECK ONE BOX):

☐
at the purchase price, as the same shall be determined by Aftermarket Technology Corp. in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share); or

☐
at the price per share indicated under the caption "Shares Tendered at Price Determined by Stockholder" in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" on this Notice of Guaranteed Delivery.

CERTIFICATION BY NON-UNITED STATES HOLDERS
TENDERING ALL SHARES ACTUALLY AND CONSTRUCTIVELY OWNED
(To be completed only by Non-United States Holders who are tendering all of their shares.
See Instruction 15 of the Letter of Transmittal)

        The undersigned represents that either:

☐
the undersigned is the beneficial or record owner of shares and is tendering all of the undersigned's shares, including those owned directly and constructively (see Section 13 of the Offer to Purchase); or

☐
the undersigned is a broker, dealer, commercial bank, trust company or other nominee which: (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which the undersigned is the record owner; and (b) believes, based upon representations made to the undersigned by such beneficial owners, that each such person is tendering all of their shares, including those owned directly and constructively (see Section 13 of the Offer to Purchase).

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):

(Please Print)
Signature(s):
X
X
Address(es):

Zip code(s):
(Area code) and telephone number:
☐ If delivery will be by book-entry transfer, check this box
Name of tendering institution:

Account number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an "eligible guarantor institution," (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

(Name of Eligible Institution Guaranteeing Delivery)	X	Authorized Signature
Address	Name: (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated: , 200

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.